UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 Aspen Street, Suite 200C
Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 264-8701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for 1/15 of one share of Class A common stock at an exercise price of $172.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2026, the New York Stock Exchange (the “NYSE”) notified PSQ Holdings, Inc. (the “Company”) that the staff of NYSE Regulation (“NYSE Regulation”) had determined to commence proceedings to delist the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and public warrants, with each whole warrant exercisable for 1/15th of one share of Common Stock at an exercise price of $172.50 per share (the “Warrants”, and together with the Common Stock, the “Securities”) from the NYSE and that trading in the Securities was suspended effective immediately. NYSE Regulation reached its decision to commence delisting proceedings of the Common Stock as a result of the Company’s non-compliance with Section 802.01B of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. Further, NYSE Regulation determined that the Warrants are no longer suitable for listing based on “abnormally low selling price” levels pursuant to Section 802.01D of the NYSE’s Listed Company Manual.

NYSE Regulation indicated that it will apply to the Securities and Exchange Commission (the “SEC”) to delist the Securities upon completion of applicable procedures. Under the NYSE’s delisting procedures, the Company has a right to a review of NYSE Regulation’s determination by a Committee of the Board of Directors of the NYSE, provided that the Company files a written request for such review with the Corporate Secretary of the NYSE within ten business days after its receipt of the notice. At this time, the Company does not intend to appeal NYSE Regulation’s determination to delist the Securities.

As a result of the suspension in trading and potential delisting, the Common Stock and Warrants began trading on the Pink Limited Market operated by OTC Markets Group, Inc. (the “Pink Market”) on November 10, 2026 under the symbols “PSQH” and “PSQHW”, respectively. The Pink Market is a significantly more limited market than the NYSE, and quotation thereon will likely result in a less liquid market for existing and potential holders of the Securities and could further depress the trading prices of the Securities. The Company is also seeking to list its Securities on the OTCQB Venture Market operated by OTC Markets Group, Inc. (the “OTCQB Market”). However, there can be no assurance that the Company’s Securities will be accepted for trading on the OTCQB Market. There is no guarantee that a broker will continue to make a market in the Securities or that trading of the Securities will continue on the Pink Market or elsewhere. The Company can provide no assurance as to whether the trading volume of the Securities will be sufficient going forward to provide for an efficient trading market.

Forward-Looking Statements

All statements in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the Company, including the trading of the Securities on the Pink Market, the potential listing of the Securities for trading on the OTCQB Market, and statements regarding the Company’s ability to appeal the NYSE’s determination and current intention not to do so.  Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, due to changes in the Company’s liquidity needs and business strategy or other external factors. Such factors include but are not limited to: risks arising from the suspension of trading in, and delisting of, the Securities by the NYSE and risks relating to the trading of the Securities on the Pink Market or potential future trading on the OTCQB Market, including reduced liquidity and the potential for further declines in the trading price of the Securities. Recipients are cautioned not to put undue reliance on forward-looking statements. See the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: November 13, 2026	By:	/s/ James Giudice
	Name:	James Giudice
	Title:	Chief Legal Officer